EX. 10.2

SOVEREIGN BANK – LOAN NO.

After Recording Return To:

SOVEREIGN BANK
17950 Preston Road, Suite 500
Dallas, TX 75252
Attention:            Ronda K. Garrett

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES,

ASSIGNMENT OF RENTS, AND FINANCING STATEMENT

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, ASSIGNMENT OF RENTS, AND FINANCING STATEMENT (as amended, modified or restated from time to time, this “Deed of Trust”) is made on the date stated below by Grantor in favor of Trustee, for the benefit of Lender, who are identified and whose addresses are stated below.  By signing this Deed of Trust, Grantor agrees to the terms and conditions and makes the covenants stated in this Deed of Trust.

“EFFECTIVE DATE”:	MAY 2, 2014

“GRANTOR”:	LAZARUS TEXAS REFINERY I, LLC
801 Travis Street, Suite 2100
Houston, TX 77002

“LENDER”:	SOVEREIGN BANK
17950 Preston Road, Suite 500
Dallas, TX 75252

“TRUSTEE”:	ROBERT BLOUNT
SOVEREIGN BANK
17950 Preston Road, Suite 500
Dallas, TX 75252

“NOTE”:	That certain PROMISSORY NOTE dated as of even date herewith, in the original principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), executed by LAZARUS REFINING & MARKETING, LLC, a Delaware limited liability company (“Debtor”), and payable to Lender in accordance with the terms and conditions stated therein (as the same may be amended, modified or restated from time to time, the “Note”).

“LAND”:	The land described in Exhibit A attached hereto and made a part hereof for all purposes.

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ARTICLE I

SECURITY

1.01 CONVEYANCE IN TRUST.  For value received, the receipt and sufficiency of which Grantor acknowledges, and to secure the payment of the Indebtedness described in Section 2.01 and performance of the covenants and agreements of Grantor stated in this Deed of Trust and in the Loan Documents, Grantor conveys all of Grantor’s right, title and interest in the Property described in Section 1.02, including without limitation, the Land, to the Trustee in trust, with power of sale, TO HAVE AND TO HOLD the Property, together with the rights, privileges, and appurtenances thereto belonging unto the Trustee and the Trustee’s substitutes or successors forever.  Grantor binds itself and its heirs, executors, administrators, personal representatives, successors, and assigns to WARRANT AND FOREVER DEFEND the Property unto the Trustee, and the Trustee’s substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.

1.02 PROPERTY.  The Property covered by this Deed of Trust includes the Land and the following items described in this Section 1.02, whether now owned or hereafter acquired by Grantor, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the Property covered by this Deed of Trust, and all rights, hereditaments and appurtenances pertaining thereto, all of which are referred to as the “Property”:

(a) Any and all buildings, improvements (including, but not limited to, roads, curbs, gutters, public utilities, and drainage systems), and tenements now or hereafter attached to or placed, erected, constructed, or developed on the Land (the “Improvements”);

(b) All equipment, fixtures, furnishings, inventory, and articles of personal property (the “Personalty”) now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personalty is or may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Land or Improvements;

(c) All water and water rights, timber, crops, and mineral interest pertaining to the Land;

(d) All building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or the Improvements;

(e) All plans and specifications for the Improvements and for any future development of or construction on the Land and all contracts and subcontracts relating to the construction of the Improvements on the Land;

(f) All rights (but not Grantor’s obligations) under any contracts relating to the Land, the Improvements or the Personalty;

(g) All deposits (including tenant security deposits), bank accounts, funds, deeds of trust, notes or chattel paper arising from or by virtue of any transactions related to the Land, the Improvements or the Personalty;

(h) All rights (but not Grantor’s obligations) under any documents, contract rights, accounts, commitments, construction contracts (and all payment and performance bonds, statutory or otherwise, issued by any surety in connection with any such construction contracts, and the proceeds of such bonds), architectural contracts, engineering contracts, and general intangibles (including without limitation trademarks, trade names, and symbols) arising from or by virtue of any transactions related to the Land, the Improvements, or the Personalty;

(i) All permits, licenses, franchises, certificates, and other rights and privileges now owned or held or hereafter obtained in connection with the Land, the Improvements, or the Personalty;

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(j) All development rights, utility commitments, water and wastewater taps, living unit equivalents, capital improvement project contracts, utility construction agreements with any governmental authority, including municipal utility districts, or with any utility companies (and all refunds and reimbursements thereunder) relating to the Land or the Improvements;

(k) All proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Improvements, or the Personalty;

(l) All proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements, or the Personalty;

(m) All proceeds from the taking of any of the Land, the Improvements, the Personalty or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law;

(n) All right, title, and interest in and to all streets, roads, public places, easements, and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Land;

(o) All of the Leases, rents, royalties, bonuses, issues, profits, revenues, or other benefits of the Land, the Improvements, or the Personalty, including without limitation cash or securities deposited pursuant to Leases to secure performance by the tenants of their obligations thereunder;

(p) All consumer goods located in, on, or about the Land or the Improvements or used in connection with the use or operation thereof; however, neither the term “consumer goods” nor the term “Personalty” includes clothing, furniture, appliances, linens, china, crockery, kitchenware, or personal effects used primarily for personal, family, or household purposes;

(q) All other interest of every kind and character that Grantor now has or at any time hereafter acquires in and to the Land, Improvements, and Personalty and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Grantor with respect to such property and all of Grantor’s rights (but not Grantor’s obligations) under any covenants, conditions, and restrictions for the Land, as the same may be amended from time to time, including Grantor’s rights, title, and interests thereunder as declarant or developer, if applicable; and

(r) All products and proceeds of the Personalty described in this Section 1.02 (the Personalty and other personal property described in this Section 1.02 being sometimes collectively referred to as the “Personal Property”).

ARTICLE II

INDEBTEDNESS AND PAYMENTS

2.01 INDEBTEDNESS.  The indebtedness secured by this Deed of Trust (the “Indebtedness”) shall mean and include the following:

(a) The Indebtedness (as defined in the Loan Agreement) including any and all sums becoming due and payable pursuant to the Note;

(b) Any and all other sums becoming due and payable by Grantor to Lender as a result of advancements made by Lender pursuant to the terms and conditions of this Deed of Trust or any other Loan Documents securing or executed in connection with or otherwise relating to the Note, including without limitation the repayment of any future advances made by Lender to Grantor as provided in paragraph (c) below and the repayment of any sums advanced for the protection of Lender’s security pursuant to this Deed of Trust;

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(c) Grantor and Lender contemplate that Lender will, from time to time, engage in various transactions and that from time to time other circumstances may arise, in which Debtor becomes obligated to Lender.  Grantor understands that some of those transactions and circumstances may be of a type that is very different from the loan transaction evidenced in part by the Note and the circumstances connected therewith.  Grantor desires and intends that Lender engage in all such transactions, and deal generally with Grantor or Debtor with the assurance that any and all indebtedness and obligations now owed, and that may hereafter become owing, to Lender from Grantor, will be secured by the liens arising hereunder.  Therefore, the conveyance made by this Deed of Trust, in addition to being made to secure payment of the Note, is also made in trust to secure and enforce the payment of all other indebtedness and obligations of Grantor or Debtor to Lender whether presently existing, or in any manner or means hereafter incurred by Grantor or Debtor, and evidenced in any manner whatsoever, either by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, liens or security interest, deeds of trust, or any other method or means including any renewal and extension of the Note, or of any part of any present or future indebtedness or other obligations, of Grantor and including any further loans and advances made by Lender to Debtor.  The fact of repayment of all Indebtedness, and performance of all other obligations, of Debtor or Grantor to Lender shall not terminate the lien arising hereunder unless the same be released by Lender at the request of Grantor; but otherwise it shall remain in full force and effect to secure all future advances, indebtedness and other obligations, regardless of any additional security that may be taken as to any past or future indebtedness or other obligations.  In no event shall this conveyance secure payment of any installment loan or any open-end line of credit established under the Texas Finance Code; and

(d) Any and all renewals, extensions, replacements, rearrangements, substitutions, or modifications of the Indebtedness, or any part of the Indebtedness.

2.02 OTHER LOAN DOCUMENTS.  The term “Loan Documents” as used herein means this Deed of Trust, the Note, any guaranty and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Note, including, but not limited to, that certain LOAN AND SECURITY AGREEMENT dated as of even date herewith between Debtor and Lender (as amended, modified or restated from time to time, the “Loan Agreement”).  This Deed of Trust shall also secure the performance of all obligations and covenants of Grantor under this Deed of Trust and the other Loan Documents.

2.03 PAYMENT OF PRINCIPAL AND INTEREST.  Grantor shall promptly pay or cause to be paid when due all sums secured by this Deed of Trust.

2.04 APPLICATION OF PAYMENTS.  Unless applicable law provides otherwise, all payments received by Lender from Grantor under the Note or this Deed of Trust shall be applied by Lender in the following order of priority:  (a) amounts payable to Lender by Grantor under this Deed of Trust; (b) sums payable to Lender under the Note, to be applied to principal or interest as provided in any other Loan Document, if no such provision, as Lender may determine in its discretion; and (c) any other sums secured by this Deed of Trust in such order as Lender, at Lender’s option, may determine.

2.05 GUARANTOR.  The term “Guarantor” shall include any person, company, or entity obligated to pay or guaranteeing collection of all or any portion of the Indebtedness, directly, or indirectly.

2.06 SUBROGATION TO EXISTING LIENS; VENDOR’S LIEN.  To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Grantor’s request, and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the secured indebtedness, but the terms and provisions of this Deed of Trust shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Lender is subrogated hereunder.  It is expressly understood that, in consideration of the payment of such indebtedness by Lender, Grantor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness.  If all or any portion of the proceeds of the Indebtedness evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s lien is waived; and Lender shall have, and is hereby granted, a vendor’s lien on the Property as cumulative additional security for the secured indebtedness.  Lender may foreclose under this Deed of Trust or under the vendor’s lien without waiving the other or may foreclose under both.

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ARTICLE III

SECURITY AGREEMENT

3.01 UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.  This Deed of Trust is also intended to be a security agreement between Grantor, as debtor, and Lender, as secured party, pursuant to the Code for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Code, and Grantor hereby grants Lender a security interest in all such items.  Grantor shall pay all costs of filing any financing statement and any extensions, renewals, amendments, and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Lender may reasonably require.  Without the prior written consent of Lender, Grantor shall not create or suffer to be created pursuant to the Code any other security interest in said items, including replacements and additions thereto.  Upon the occurrence of an Event of Default, including the covenants to pay when due all sums secured by this Deed of Trust, Lender shall have the remedies of a secured party under the Code and, at Lender’s option, may also invoke the remedies provided in this Deed of Trust as to such items.  In exercising any remedies, Lender may proceed against the items of real property and any items of personal property specified above as part of the property separately or together and in any order whatsoever, without in any way affecting the availability of Lender’s remedies under the Code or of the remedies provided in this Deed of Trust.

3.02 NOTICES OF CHANGES.  Grantor shall give advance notice in writing to Lender of any proposed change in Grantor’s name, and shall execute and deliver to Lender, prior to or concurrently with the occurrence of any such change, all additional financing statements that Lender may require to establish and maintain the validity and priority of Lender’s security interest with respect to any of the Property.

3.03 FIXTURES.  Some of the items of the Property are goods that are or are to become fixtures related to the Land.  Grantor and Lender intend that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Property is situated.  Information concerning the security interest created by this Deed of Trust may be obtained from Lender, as secured party, at Lender’s address stated above.  The mailing address of the Grantor, as debtor, is as stated above.

ARTICLE IV

ASSIGNMENT OF LEASES

4.01 ASSIGNMENT OF LEASES.  Grantor assigns to Lender, and grants to Lender a security interest in, all of Grantor’s rights, but not Grantor’s obligations, under existing and future leases, including subleases, and any and all extensions, renewals, modifications, and replacements of such leases, upon any part of the Property (the “Leases”).  Grantor also assigns to Lender all guaranties of tenant’s performance under the Leases.  Prior to an Event of Default, Grantor shall have the right, without joinder of Lender, to enforce the Leases, unless Lender directs otherwise.

4.02 WARRANTIES CONCERNING LEASES AND RENTS.  Grantor represents and warrants that:

(a) Grantor has good title to the Leases hereby assigned and authority to assign them, and no other person or entity has any right, title or interest therein;

(b) All existing Leases are valid, unmodified and in full force and effect, except as indicated herein and no default exists thereunder;

(c) Unless otherwise provided herein, no Rents or other sums owing under the Leases have been or will be assigned, mortgaged or pledged;

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(d) No Rents have been or will be anticipated, waived, released, discounted, set off or compromised; and

(e) Except as indicated in the Leases, Grantor has not received any funds or deposits from any tenant that has not already been applied to the payment of accrued Rents.

4.03 GRANTOR’S COVENANTS OF PERFORMANCE.  Grantor covenants to:

(a) Perform all of its obligations under the Leases and give prompt notice to Lender of any failure to do so;

(b) Give immediate notice to Lender of any notice Grantor receives from any tenant or subtenant under any Leases, specifying any claimed default by any party under such Leases;

(c) Enforce the tenant’s obligations under the Leases;

(d) Defend, at Grantor’s expense, any proceeding pertaining to the Leases, including, if Lender so requests, any such proceeding to which Lender is a party; and

(e) Neither create nor permit any encumbrance upon Grantor’s interest as landlord of the leases, except this Deed of Trust and any other encumbrances permitted by this Deed of Trust.

4.04 PRIOR APPROVAL FOR ACTIONS AFFECTING LEASES.  Grantor shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld):

(a) Receive or collect Rents under any Lease more than one month in advance;

(b) Encumber or assign future Rents;

(c) Waive or release any obligation of any tenant under the Leases; or

(d) Cancel, terminate or materially modify any of the Leases, cause, permit or accept any cancellation, termination or surrender of any of the Leases, or commence any proceedings for dispossession of any tenant under any of the Leases, except upon default by the tenant thereunder.

4.05 LENDER IN POSSESSION.  Lender’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Property by Lender, be deemed to constitute Lender a mortgagee in possession, nor obligate Lender to appear in or defend any proceeding relating to any of the Leases or to the Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Lender.  Lender shall not be liable for any injury or damage to person or property in or about the Property.

4.06 APPOINTMENT OF ATTORNEY.  Grantor hereby appoints Lender its attorney-in-fact, coupled with an interest, empowering Lender to subordinate any Leases to this Deed of Trust.

4.07 INDEMNIFICATION; HOLD HARMLESS.  Grantor hereby indemnifies and holds Lender harmless from all liability, damage, or expense incurred by Lender from any claims under the Leases, including without limitation any claims by Grantor with respect to Rents paid directly to Lender after an Event of Default and claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Lender.  All amounts indemnified against hereunder, including reasonable attorneys’ fees, if paid by Lender shall bear interest at the Maximum Lawful Rate, shall be payable to Grantor immediately without demand, and shall be secured by this Deed of Trust.

4.08 RECORDS.  Upon request by Lender, Grantor shall deliver to Lender executed originals of all Leases and copies of all records relating thereto.

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4.09 MERGER.  There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Lender.

4.10 RIGHT TO RELY.  Grantor authorizes and directs the tenants under the Leases to pay Rents to Lender upon written demand by Lender, without further consent of Grantor and regardless of whether Lender has taken possession of any other portion of the Property, and the tenants may rely upon any written statement by Lender to the tenants.

ARTICLE V

ASSIGNMENT OF RENTS

5.01 ASSIGNMENT OF RENTS.  As part of the consideration for the Indebtedness, and for other valuable consideration, the receipt and sufficiency of which Grantor acknowledges, Grantor hereby assigns and transfers to Lender all rents, issues, income, receipts, and profits from the Property, and all security deposits and other security therefor, and any other property defined as “rents” under Chapter 64 of the Texas Property Code (collectively, the “Rents”), including those now due, or to become due by virtue of any Lease or other agreement for the occupancy or use of all or part of the Property, regardless of to whom the Rents are payable.  Grantor authorizes Lender or Lender’s agents to collect the Rents and directs each tenant of the Property to pay such Rents to Lender or Lender’s agents; provided, however, that prior to the occurrence of an Event of Default, Grantor shall collect and receive all Rents as trustee for the benefit of Lender and Grantor, to apply the Rents so collected to the sums secured by this Deed of Trust in the order provided in Section 2.04 with the balance, so long as no such Event of Default has occurred, to the account of Grantor.

5.02 EVENT OF DEFAULT.  Upon the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Lender shall immediately be entitled to possession of all the Rents specified in this Article V as the same become due and payable, including without limitation Rents then due and unpaid, and all such Rents shall immediately upon delivery of such notice be held by Grantor as trustee for the benefit of Lender only; provided, however, that the written notice by Lender to Grantor of the breach by Grantor shall contain a statement that Lender exercises its rights to such Rents.  Grantor agrees that, commencing upon delivery of such written notice of an Event of Default by Lender to Grantor, each tenant of the Property shall make such Rents payable to and pay such Rents to Lender or Lender’s agents on Lender’s written demand to each tenant therefor, delivered to each tenant personally, by mail or by delivering such demand to each rental unit, without any liability on the part of any tenant to inquire further as to the existence of an Event of Default.

5.03 GRANTOR’S COVENANTS.  Grantor covenants that Grantor has not executed any prior assignment of the Rents or any portion thereof, that Grantor has not performed, and will not perform, any acts and has not executed, and will not execute, any Deed of Trust which would prevent Lender from exercising its rights under this Article V and that at the time of execution of this Deed of Trust there has been no anticipation or prepayment of any of the Rents for more than THIRTY (30) days prior to the due dates of such Rents.  Grantor covenants that Grantor will not hereafter collect or accept payment of any Rents more than THIRTY (30) days prior to the due dates of such Rents without prior written consent of Lender, Grantor further covenants that Grantor will execute and deliver to Lender such further assignments of Rents as Lender may from time to time request.

5.04 APPOINTMENT OF RECEIVER; POSSESSION OF THE PROPERTY.  Upon the occurrence of an Event of Default, Lender may in person, by agent or by a court-appointed receiver, regardless of the adequacy of Lender’s security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof, including without limitation the execution, cancellation or modification of Leases, the collection of Rents, the making of repairs to the Property, and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as are deemed best to protect the security of this Deed of Trust.  In the event Lender elects to seek the appointment of a receiver for the Property upon the occurrence of an Event of Default, Grantor consents to the appointment of such receiver.  Lender or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

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5.05 APPLICATION OF RENTS.  All Rents collected subsequent to the occurrence of an Event of Default shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the Rents, including without limitation attorneys’ fees, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, taxes, assessments, and other charges on the Property, and to the costs of discharging any obligation or liability of Grantor as landlord of the Property, and then to the sums secured by this Deed of Trust.  Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Rents actually received.  Lender shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Property by reason of anything done or left undone by Lender under this Article V.

5.06 INSUFFICIENT RENTS.  If Rents are not sufficient to meet the costs, if any, of taking control of and managing the Property and collecting the Rents, any funds expended by Lender for such purposes shall become Indebtedness of Grantor to Lender secured by this Deed of Trust.  Unless Lender and Grantor agree in writing to other terms of payment, such amounts shall be payable upon notice from Lender to Grantor requesting payment thereof and shall bear interest from the date of disbursement at the rate stated in the Note, unless payment of such interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest non-usurious rate which may be collected from Grantor under applicable law.

5.07 NO WAIVER; TERM.  Any entering upon and taking and maintaining of control of the Property by Lender or the receiver and any application of Rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Lender under applicable law or provided herein.  This assignment of the Rents shall terminate at such time as this Deed of Trust ceases to secure the Indebtedness held by Lender.

ARTICLE VI

GRANTOR’S REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS

Grantor covenants, warrants, represents to and agrees with Lender as follows:

6.01 PAYMENT AND PERFORMANCE.  Grantor shall make or cause to be made all payments on the Indebtedness when due and shall punctually and properly perform all of Grantor’s covenants, obligations and liabilities under this Deed of Trust and the other Loan Documents.

6.02 TITLE TO PROPERTY AND LIENS OF THIS DEED OF TRUST.  Grantor has good and indefeasible title to the Land and the Improvements and good and marketable title to the Personal Property, free and clear of any liens, charges, encumbrances, security interests, and adverse claims whatsoever, except for the matters, if any, set forth on Schedule B to the mortgagee title insurance to the extent the same are valid and subsisting and affect the Property.  If the interest of Lender in the Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Grantor authorizes Lender, at Grantor’s expense, to take all necessary and proper steps for the defense of such interest, including the employment of attorneys, the prosecution or defense of litigation, and the compromise or discharge of claims made against such interest.

6.03 INSURANCE.  Grantor shall promptly obtain and deliver to Lender insurance policies with premiums paid providing extended coverage for all Improvements and other Property against damage by fire and lightning and against such other risks as Lender may require, all in amounts approved by Lender not less than ONE HUNDRED PERCENT (100.00%) of full replacement cost of all Improvements located on the Property, and in any event not less than the amount of the Indebtedness, and with provision that (a) each of said policies shall not be terminated, reduced or limited regardless of any breach of the representations and agreements set forth therein, and (b) no such policy shall be canceled, endorsed or amended to any extent unless the issuer thereof shall have first given Lender at least THIRTY (30) days’ prior written notice.  In case Grantor fails to furnish such policies, Lender, at Lender’s option, may procure such insurance at Grantor’s expense. All renewal and substitute policies of insurance shall be delivered to the office of Lender, premiums paid, at least TEN (10) days before expiration of the insurance protection to be replaced by such renewal or substituted policies.  In case of loss, Lender, at Lender’s option, shall be entitled to receive and retain the proceeds of the insurance policies, applying the same toward payment of the Indebtedness, taxes or other sums due and owing by Grantor in connection with the Property in such

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manner as Lender may elect, or at Lender’s option, Lender may pay the same over wholly or in part to Grantor for the repair of said Improvements or for the erection of new Improvements in their place, or for any other purpose satisfactory to Lender, but Lender shall not be obligated to see to the proper application of any amounts so paid to Grantor.  If Lender elects to allow such payments to Grantor, disbursement shall be on such terms subject to such conditions as Lender may specify.  Regardless of whether any insurance proceeds are sufficient to pay the costs of repair and restoration of the Property, provided that Lender has paid such proceeds to Grantor, Grantor shall promptly commence and carry out the repair, replacement, restoration and rebuilding of any and all of the Improvements damaged or destroyed so as to return same, to the extent practicable, to the same condition as immediately prior to such damage to or destruction thereof.  Grantor shall not permit or carry on any activity within or relating to the Property that is prohibited by the terms of any insurance policy covering any part of the Property or which permits cancellation of or increase in the premium payable for any insurance policy covering any part of the Property.  Furthermore, for any portion of the Property situated in an area having special flood hazards (as defined in the Flood Disaster Protection Act of 1973, as amended from time to time, or any similar legislation), Grantor shall provide flood insurance satisfactory to Lender in an amount equal to the replacement cost of the Improvements or the maximum amount of flood insurance available, whichever is the lesser.

6.04 TAXES AND ASSESSMENTS.  Grantor shall pay all taxes and assessments against or affecting the Property as the same become due and payable, and, upon request by Lender, Grantor shall deliver to Lender such evidence of the payment thereof as Lender may require.  If Grantor fails to do so, Lender may pay them, together with all costs and penalties thereon, at Grantor’s expense; provided, however, that Grantor may in good faith, in lieu of paying such taxes and assessments as they become due and payable, by appropriate proceedings, contest their validity.  Pending such contest, Grantor shall not be deemed in default under this Deed of Trust because of such nonpayment if: (a) prior to delinquency of the asserted tax or assessment, Grantor furnishes Lender an indemnity bond secured by a deposit in cash or other security acceptable to Lender, or with a surety acceptable to Lender, in the amount of the tax or assessment being contested by Grantor plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, conditioned that such tax or assessment, with interest, cost and penalties, be paid as herein stipulated; and (b) Grantor promptly pays any amount adjudged by a court of competent jurisdiction to be due with all costs, penalties and interest thereon, on or before the date such judgment becomes final.  In any event, the tax, assessment, penalties, interest, and costs shall be paid prior to the date on which any writ or order is issued under which the Property or any part of the Property may be sold in satisfaction thereof.

6.05 TAX AND INSURANCE ESCROW.  During the existence of an Event of Default, Grantor agrees to establish reserve accounts for real estate taxes, insurance premiums, and other impositions as may be reasonably requested by Lender from time to time.

6.06 CONDEMNATION.

(a) Grantor assigns to Lender all judgments, decrees, and awards for injury or damage, direct or consequential, to the Property, and all awards pursuant to proceedings for condemnation or other taking, whether direct or indirect, of the Property or any part of the Property.  Lender may apply any condemnation proceeds to the Indebtedness in such manner as Lender may elect.  Grantor shall promptly notify Lender of any action or proceeding (or threatened action or proceeding) relating to any condemnation or other taking, whether direct or indirect, of all or any part of the Property.  Grantor shall, unless otherwise directed by Lender in writing, file or defend its claim under any such action and prosecute the same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Lender for disposition pursuant to the terms of this Deed of Trust.  Grantor authorizes Lender, at Lender’s option, as attorney-in-fact for Grantor, to commence, appear in, and prosecute, in Lender’s or Grantor’s name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking.  The proceeds of any award, payment, or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender.  Lender shall be entitled to participate in, control, and be represented by attorneys of Lender’s own choice in any such action.  Grantor shall deliver, or cause to be delivered, to Lender such instruments as may be requested by it from time to time to permit such participation.

(b) Grantor authorizes Lender to apply such awards, payments, proceeds, or damages, after the deduction of Lender’s expenses incurred in the collection of such amounts, at Lender’s option, to restoration or repair of the Property, or to payment of the sums secured by this Deed of Trust, whether or not then due, in the order of application set forth in Section 2.04, with the balance, if any, to Grantor.

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(c) In the event Lender, as a result of any such judgment, decree, or award, reasonably believes that the payment or performance of any obligation secured by this Deed of Trust is impaired, Lender may, without notice, declare all of the Indebtedness immediately due and payable.

6.07 TAXES ON NOTE OR DEED OF TRUST.  If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, title, liens, or security interests created by this Deed of Trust, or upon the Note, or any part of the Indebtedness, Grantor shall immediately pay all such taxes; provided that, if it is unlawful for Grantor to pay such taxes, Grantor shall prepay the Note in full without penalty within THIRTY (30) days after demand therefor by Lender.

6.08 STATEMENTS BY GRANTOR.  At the request of Lender, Grantor shall furnish promptly a written statement or affidavit, in such form as may be required by Lender, stating the unpaid balance of the Note, the date to which interest has been paid and that there are no offsets or defenses against full payment of the Note and performance of the terms of the Loan Documents, or, if there are such offsets or defenses, specifying them.

6.09 REPAIR, WASTE, ALTERATIONS, ETC.  Grantor shall keep every part of the Property in good operating order, repair, and condition and shall not commit or permit any waste thereof.  Grantor shall make promptly all repairs, renewals, and replacements necessary to such end.  Grantor shall discharge all claims for labor performed and material furnished therefor, and shall not suffer any lien of mechanics or materialmen to attach to any part of the Property.  Grantor shall have the right to contest in good faith the validity of any such mechanic’s or materialman’s lien, provided Grantor shall first furnish Lender a bond or other security satisfactory to Lender in such amount as Lender shall reasonably require, but not more than ONE HUNDRED TWENTY PERCENT (120.00%) of the amount of the claim, and provided further that Grantor shall thereafter diligently proceed to cause such lien to be removed and discharged.  If Grantor shall fail to discharge any such lien, then, in addition to any other right or remedy of Lender, Lender may, but shall not be obligated to, discharge the lien, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or by taking such action as may be prescribed by law.  Grantor shall guard every part of the Property from removal, destruction, and damage, and shall not do or suffer to be done any act whereby the value of any part of the property may be lessened.  Grantor or any tenant or other person shall not materially alter the Property without the prior written consent of Lender.

6.10 NO DRILLING OR EXPLORATION.  Without the prior written consent of Lender, there shall be no drilling or exploring for or extraction, removal, or production of minerals from the surface or subsurface of the Land.  The term “minerals” as used in this Deed of Trust shall include without limitation oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

6.11 COMPLIANCE WITH LAWS.  Grantor, the Property, and Grantor’s use of the Property shall comply with all laws, rules, ordinances, regulations, covenants conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor or the Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith.  Grantor shall not initiate, participate in, or acquiesce in a change in the zoning classification of the Property without Lender’s prior written consent.

6.12 CERTAIN REPORTS AND INFORMATION.  Grantor shall promptly deliver such information concerning Grantor, any Guarantor, and the Property as Lender may request.

6.13 HOLD HARMLESS.  Grantor shall defend, at Grantor’s own cost and expense, and hold Lender harmless from, any proceeding or claim in any way relating to the Property or the Loan Documents.  All costs and expenses incurred by Lender in protecting its interest under this Deed of Trust, including all court costs and reasonable attorneys’ fees and expenses, shall be borne by Grantor.  The provisions of this Section shall survive the payment in full of the Indebtedness and the release of this Deed of Trust as to events occurring and causes of action arising before such payment and release.

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6.14 FURTHER ASSURANCES.  Grantor, upon the request of Lender, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be necessary, desirable, or proper to carry out the purposes of this Deed of Trust or the other Loan Documents and to subject to the liens and security interests created by this Deed of Trust or the other Loan Documents any Property intended to be covered by this Deed of Trust and the other Loan Documents pursuant to their terms, including without limitation any renewals, additions, substitutions, replacements, improvements, or appurtenances to the Property.

6.15 RECORDING AND FILING.  Grantor shall cause this Deed of Trust and the other recordable Loan Documents and all amendments, supplements, extensions, and substitutions thereof to be recorded, filed, re-recorded, and refiled in such manner and in such places as Lender shall reasonably request.  Grantor shall pay all such recording, filing, re-recording, and re-filing fees, title insurance premiums, and other charges.

6.16 PAYMENT OF DEBTS.  Grantor shall promptly pay when due all obligations regarding the ownership and operation of the Property, except any such obligations which are being diligently contested in good faith by appropriate proceedings and as to which Grantor, if requested by Lender, shall have furnished to Lender security satisfactory to Lender.

6.17 INSPECTION.  Lender may make or cause to be made reasonable entries upon and inspection of the Property.

6.18 PROTECTION OF LENDER’S SECURITY.

(a) If Grantor fails to perform the covenants and agreements contained in this Deed of Trust, or any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including without limitation eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, Lender, at Lender’s option may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect Lender’s interest, including without limitation, (i) disbursement of attorneys’ fees, (ii) entry upon the Property to make repairs, and (iii) procurement of satisfactory insurance as provided herein.

(b) Any amounts disbursed by Lender pursuant to this Section with interest thereon, shall become additional indebtedness of Grantor secured by this Deed of Trust.  Unless Grantor and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the rate stated in the Note unless collection from Grantor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest non-usurious rate which may be collected from Grantor under applicable law.  Grantor covenants and agrees that Lender shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness.  Nothing contained in this Section shall require Lender to incur any expense or take any action under this Deed of Trust.

6.19 SUBORDINATE DEED OF TRUST.  Grantor shall not, without the prior written consent of Lender, grant any lien, security interest, or other encumbrance (a “Subordinate Deed of Trust”) covering any of the Property.  If Lender consents to a Subordinate Deed of Trust or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, any such Subordinate Deed of Trust shall contain express covenants to the effect that:

(a) The Subordinate Deed of Trust is unconditionally subordinate to this Deed of Trust;

(b) If any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Deed of Trust, no tenant of any of the Leases shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Lender;

(c) Rents, if collected by or for the holder of the Subordinate Deed of Trust, shall be applied first to the payment of the Indebtedness then due and expenses incurred in the ownership, operation, and maintenance of the Property in such order as Lender may determine, prior to being applied to any indebtedness secured by the Subordinate Deed of Trust; and

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(d) Written notice of default under the Subordinate Deed of Trust and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Deed of Trust shall be given to Lender with or immediately after the occurrence of any such default or commencement.

6.20 LIENS.  Grantor shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Deed of Trust, and Grantor shall pay, when due, the claims of all person supplying labor or materials to or in connection with the Property.  Without Lender’s prior written permission, Grantor shall not allow any lien inferior to this Deed of Trust to be perfected against the Property.

6.21 BUSINESS USE.  Grantor warrants and represents to Lender that the proceeds of the Note will be used solely for business or commercial purposes, and in no way will the proceeds be used for personal, family or household purposes.

6.22 NON-HOMESTEAD.  Grantor warrants and represents to Lender that the Property is not the business or residential homestead of Grantor or any other person.  Grantor has no present intent to occupy in the future or use or claim in the future the Property either as business or residential homestead.

6.23 APPRAISAL.  Lender may at its option obtain at Grantor’s expense an appraisal of the Property or any part thereof by a third-party appraiser selected and instructed by Lender.  The costs of each such appraisal shall be payable by Grantor to Lender on demand (which obligation Grantor hereby promises to pay).  Such appraisal shall be obtained as often as deemed necessary by Lender or as required by any law or regulation applicable to Lender or loans of the type evidenced by the Note.  Each such appraiser and appraisal shall be satisfactory to Lender.  The costs of each such appraisal obtained pursuant to this Section shall be payable by Grantor to Lender on demand (which obligation Grantor hereby promises to pay) and shall be a part of an obligation of Grantor to Lender secured by this Deed of Trust, unless prohibited by applicable law.  Grantor agrees to cooperate fully with Lender, Lender’s agents, and any appraiser selected by Lender in connection with any appraisal desired or required pursuant to this Section.

ARTICLE VII

EVENTS OF DEFAULT

The occurrence of an Event of Default under the Loan Agreement shall be an Event of Default hereunder.

ARTICLE VIII

DEFAULT AND REMEDIES

8.01 ACCELERATION AND WAIVER OF NOTICES.  Upon the occurrence of an Event of Default, Lender, at Lender’s option, may declare all of the sums secured by this Deed of Trust to be immediately due and payable without further demand and may invoke the power of sale and any other remedies permitted by applicable law or provided herein.  Grantor acknowledges that the power of sale granted to Lender may be exercised by Lender without prior judicial hearing.  Grantor and each Guarantor (by the execution and delivery of Guarantor’s guaranty), surety, and endorser of all or any part of the Indebtedness expressly waive all presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, notices of intention to demand payment, demands for payment, protests, and notices of protest.

8.02 NOTICE OF SALE.  Notice of sale of all or part of the Property by the Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, at least TWENTY-ONE (21) days preceding the date of the sale, and if the Property to be sold is in more than one county a notice shall be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the county clerk of each county in which the Property to be sold is situated or as otherwise required by the Texas Property Code.  If the Property to be sold is in more than one county, the notice shall designate the county in which the Property is to be sold.  In addition, Lender shall, at least TWENTY-ONE (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each person obligated to pay the Indebtedness secured hereby according to the Lender’s records.  Service of such notice shall be completed upon deposit of the

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notice, enclosed in a postpaid wrapper, properly addressed to such person at the most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States postal service.  The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.  Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor’s address as stated above.  Any notice that is to be given by certified mail to any other person may, if no address for such other person is shown by records of Lender, be addressed to such other person at the address of Grantor as is shown by the records of Lender.  Notwithstanding the foregoing provisions of this Section notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale.  The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the Property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

8.03 TRUSTEE’S SALE.  Lender may require the Trustee to sell all or part of the Property, at public auction, to the highest bidder, for cash, at the county courthouse of the county in Texas in which the Property or any part thereof is situated, or if the Property is located in more than one county such sale or sales may be made at the courthouse in any county in which the Property is situated.  All sales shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, as such other area in the courthouse as may be provided in the notice of sale hereinafter described) of the specified county, between the hours of 10:00 o’clock a.m. and 4:00 o’clock p.m. (the commencement of such sale to occur within three hours following the time designated in the above described notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the Property to be sold in the manner hereinafter described.  To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law.  Trustee may sell all or any portion of the Property, together or in lots or parcels.  In no event shall Trustee be required to exhibit, present or display at any such sale any of the Personal Property to be sold at such sale, Lender may bid and become the purchaser of all or any part of the Property at any trustee’s or foreclosure sale hereunder, and the amount of Lender’s successful bid may be credited on the Indebtedness.  In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder, and Lender shall have the right to cause a subsequent sale or sales to be made hereunder.

8.04 PARTIAL SALES.  The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the whole of the Property shall be sold; and if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property, but Lender shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property.  If there is a default on the payment of any installment on the Note or any portion of the Indebtedness, and Lender elects not to accelerate the unpaid balance of the Note or Indebtedness, Lender shall have the option to proceed with foreclosure in satisfaction of such unpaid installment or other amount either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due.  It is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this Section.  Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

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8.05 FORECLOSURE OF ALL PROPERTY.  The Land, Improvements, and Personal Property may be sold in one or more public sales pursuant to the Texas Property Code and the Code.  Grantor shall assemble the Personal Property and make it available to Lender upon Lender’s written request.  Grantor and all persons obligated to pay the Indebtedness agree that notice of sale of the Property provided pursuant to Section 8.02 above and pursuant to the Texas Property Code is and shall constitute commercially reasonable notice of the sale of the Property or any part of the Property.  Lender shall also be entitled to foreclose its security interests against the Personal Property in accordance with any other rights and remedies Lender may have as a secured party under the Code.

8.06 TRUSTEE’S DEED.  Trustee shall deliver to the purchaser a Trustee’s deed and such other assignments and documents of transfer and sale as Trustee may deem necessary conveying the Property so sold in fee simple with covenants of general warranty.  Grantor covenants and agrees to defend generally the purchaser’s title to the Property against all claims and demands.  At any such sale (a) Grantor hereby agrees, in its behalf and in behalf of Grantor’s heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Lender, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all persons legally entitled thereto, the time, the place, terms and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Lender or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (b) the purchaser may disaffirm any easement granted, subdivision plat filed, or rental, lease or other contract made in violation of any provision or this Deed of Trust, and may take immediate possession of the Property free from, and despite the terms of, such grant of easement, subdivision plat, or rental, lease or other contract.

8.07 PROCEEDS OF SALE.  Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including but not limited to, reasonable Trustee’s fees and attorneys’ fees and costs of title evidence; (b) to all sums secured by this Deed of Trust in such order as Lender, in Lender’s sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto.

8.08 POSSESSION AFTER SALE.  Grantor or any person holding possession of the Property through Grantor shall immediately surrender possession of the Property to the purchaser at such sale upon the purchaser’s written demand.  If possession is not surrendered upon the purchaser’s written demand, Grantor or such person shall be a tenant at sufferance and may be removed by writ of possession or by an action for forcible entry and detainer.

8.09 COSTS AND EXPENSES.  Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including but not limited to, attorneys’ fees and costs of documentary evidence, abstracts, and title reports.

8.10 SUBSTITUTE TRUSTEE.  Lender, at Lender’s option, with or without cause, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Deed of Trust is recorded.  Without conveyance of the Property, the successor trustee shall succeed to all title, power, and duties conferred upon the Trustee by this Deed of Trust and by applicable law.

8.11 REMEDIES CUMULATIVE.  Each remedy provided in this Deed of Trust is distinct and cumulative to all other rights or remedies under this Deed of Trust or afforded by law or equity, and may by exercised concurrently, independently, or successively, in any order whatsoever.

8.12 FORBEARANCE BY LENDER NOT A WAIVER.  Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy.  The acceptance by Lender of payment of any sum secured by this Deed of Trust after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.  The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the Indebtedness, nor shall Lender’s receipts of any awards, proceeds or damages under this Deed of Trust operate to cure or waive Grantor’s default in payment of sums secured by this Deed of Trust.

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8.13 WAIVER OF DEFICIENCY STATUTE.  In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or non-judicial foreclosure sale, Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Lender shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or non-judicial foreclosure sale.  Grantor expressly recognizes that this Section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Grantor further recognizes and agrees that this waiver creates an irrefutable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor, Guarantor, and others against whom recovery of a deficiency is sought.

8.14 WAIVER OF MARSHALLING.  Notwithstanding the existence of any other security interests in the Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided herein.  Grantor, any party who consents to this Deed of Trust, and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice of this Deed of Trust and Lender’s rights and interests under this Deed of Trust, hereby waive any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided by this Deed of Trust.

ARTICLE IX

ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS

9.01 DEFINITIONS.  For the purposes of this Deed of Trust, Grantor, Lender, and Trustee agree that, unless the context otherwise specifies or requires, the following terms shall have the following meanings:

(a) “Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other governmental or regulatory action at any time threatened, instituted, or completed pursuant to any Governmental Requirements against Grantor or against or with respect to the Property or its use, and any claim threatened or made by any person against Grantor or against or with respect to the Property or its use relating to damage, contribution, cost recovery, compensation, or injury resulting from any alleged breach or violation of any Governmental Requirements.

(b) “Environmental Condition” means any condition, circumstances, or matter related to or connected with the Property or Grantor’s ownership and use of the Property which is covered by any Governmental Requirements.

(c) “Governmental Requirements” means any and all laws, statutes, ordinances, rules regulations, orders, or determinations of any governmental authority, whether federal, state, county, city, or otherwise pertaining to health, safety, or the environment in effect in any and all jurisdictions in which Grantor conducts business or where the Property is located, including without limitation:  (i) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.) as amended from time to time including without limitation as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (“RCRA”), and regulations promulgated thereunder; (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) as amended from time to time, including without limitation as amended by the Superfund Amendments and

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Reauthorization Act of 1986 (“CERCLA”), and regulations promulgated thereunder; (iii) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), as amended from time to time; (iv) the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) as amended from time to time (“ADA”), and all regulations and guidelines promulgated pursuant to the ADA, and all other similar laws, including without limitation the Architectural Barriers Act of 1968, the Texas Architectural Barriers Statute of 1978, and the Fair Housing Amendments Act of 1958, and all as amended from time to time and including all regulations promulgated pursuant to any one or more of them; (v) the Endangered Species Act (15 U.S.C. § 1531 et seq.) as amended from time to time; (vi) laws, statutes, ordinances, rules, regulations, orders, or determinations relating to wetlands, including without limitation those set forth in the Clean Water Act (33 U.S.C. § 1251 et seq.) as amended from time to time; (vii) the Texas Water Code, as amended from time to time; and (viii) the Texas Solid Waste Disposal Act (Tex. Health & Safety Code Ann. § 361.001-361.345), as amended from time to time.

(d) “Hazardous Materials” means (i) any “hazardous waste” as defined by RCRA, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by CERCLA, and regulations promulgated thereunder; (iii) any toxic substance as defined under or regulated by the Toxic Substances Control Act; (iv) asbestos, polyclorinated biphenyls, radon, or explosive or radioactive materials; (v) underground and above ground storage tanks, whether empty, filled or partially filled with any substance, including without limitation any petroleum product or any other “hazardous substance;” (vi) any substance the presence of which on the Property is prohibited by any Governmental Requirements; and (vii) any other substance which by any Governmental Requirement requires special handling or notification of any federal, state, or local governmental entity in its collection, storage, treatment, or disposal.

(e) “Hazardous Materials Contamination” means the contamination (whether presently existing or hereafter occurring) of any improvements, facilities, soil, groundwater, air, or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air, or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Property.

9.02 REPRESENTATIONS AND WARRANTIES.  Grantor represents and warrants to Lender that:

(a) Grantor has obtained all necessary permits, licenses, and authorizations for the Property and Grantor’s use of the Property, including without limitation all necessary permits, licenses, and authorizations for Grantor’s intended development of the Property, construction of the Improvements, or any other improvements to or construction on the Property, if applicable; and

(b) The Property is in compliance with all Governmental Requirements, and Grantor’s intended use of the Property will comply with all Governmental Requirements; and

(c) Not in limitation of the foregoing, that: (i) no Hazardous Materials are now located on the Property, and neither Grantor nor, to the best of Grantor’s knowledge and belief after due inquiry, any other person has ever caused or permitted any Hazardous Materials to be placed, held, located, or disposed of on, under, or at the Property or any part thereof; (ii) no part of the Property is being used or to the best of Grantor’s knowledge and belief after due inquiry, has been used at any previous time for the disposal, storage, treatment, processing, or other handling of Hazardous Materials, nor is any part of the Property affected by any Hazardous Materials contamination; (iii) to the best of Grantor’s knowledge and belief after due inquiry, no property adjoining the Property is being used, or has ever been used at any previous time, for the disposal, storage, treatment, processing, or other handling of Hazardous Materials, nor is any other properly adjoining the Property affected by Hazardous Materials Contamination; (iv) to the best of Grantor’s knowledge and belief after due inquiry, no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Property; and (v) to the best of Grantor’s knowledge and belief after due inquiry, the Property is not currently on and has never been on any federal or state “Superfund” or “Superlien” list.

9.03 GRANTOR’S COVENANTS.  Grantor agrees to (a) give notice to Lender immediately upon Grantor’s acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination with a full description thereof; (b) give notice to Lender immediately upon Grantor’s acquiring knowledge of any Environmental Claim; (c) comply at all times with any Governmental Requirements applicable to the Property; (d) require all employees, agents, or representatives of Grantor, all tenants and their agents and employees, and all contractors, subcontractors, suppliers, or other persons performing or involved in the construction or maintenance of the Property and Improvements to comply at all times with all Governmental Requirements; (e) provide Lender with satisfactory evidence of such compliance with Governmental Requirements; and (f) provide Lender, within THIRTY (30) days after demand by Lender, with a bond, letter of credit, or similar financial assurance evidencing to Lender’s satisfaction that the necessary funds are available to pay the cost of complying with any Governmental Requirements, including without limitation removal, treatment and disposal of Hazardous Materials on the Property or Hazardous Materials Contamination to the Property and discharge of any assessments or liens which may be established on or against the Property as a result thereof.

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

9.04 SITE ASSESSMENTS.  Lender (by its officers, employees, and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the “Site Reviewers”) to perform site assessments (“Site Assessments”) on the Property for the purpose of determining whether there exists on the Property any Environmental Condition which could reasonably be expected to result in a violation of any Governmental Requirements or in an Environmental Claim.  The Site Assessments may be performed at any time upon reasonable notice to Grantor, and under reasonable conditions established by Grantor which do not impede the performance of the Site Assessments.  The Site Reviewers are authorized to enter upon the Property for such purposes.  The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers.  Grantor will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.  On request, Lender shall make the results of such Site Assessments fully available to Grantor, which (prior to an Event of Default hereunder) may, at Grantor’s election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers.  The cost of performing such Site Assessments shall be paid by Grantor upon demand of Lender and any such obligations shall be Indebtedness secured by this Deed of Trust.

9.05 INDEMNIFICATION.  GRANTOR, FOR VALUABLE CONSIDERATION WHICH GRANTOR ACKNOWLEDGES RECEIVING, SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS LENDER AND TRUSTEE FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING STRICT LIABILITY AND INCLUDING, WITH REGARD TO SITE ASSESSMENTS, LENDER’S OWN NEGLIGENCE), ACTIONS, DEMAND, PENALTIES, LOSSES, COSTS, OR EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEYS’ FEES AND EXPENSES, AND REMEDIAL COSTS), SUITS, COSTS OF ANY SETTLEMENT OR JUDGMENT AND CLAIMS OF ANY AND EVERY KIND WHATSOEVER WHICH MAY NOW OR IN THE FUTURE (WHETHER BEFORE OR AFTER THE RELEASE OF THIS DEED OF TRUST) BE PAID, INCURRED, OR SUFFERED BY OR ASSERTED AGAINST LENDER OR TRUSTEE BY ANY PERSON OR ENTITY OR GOVERNMENTAL AGENCY FOR, WITH RESPECT TO, OR AS A DIRECT OR INDIRECT RESULT OF AND VIOLATION OR BREACH OF ANY GOVERNMENTAL REQUIREMENTS OR ANY ENVIRONMENTAL CLAIM, REGARDLESS OF WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF GRANTOR, LENDER OR TRUSTEE.  THE REPRESENTATIONS, COVENANTS, WARRANTIES, AND INDEMNIFICATION CONTAINED IN THIS ARTICLE IX SHALL SURVIVE THE RELEASE OF THIS DEED OF TRUST.

9.06 LENDER’S RIGHTS.  Lender shall have the right, but not the obligation, prior or subsequent to an Event of Default, without in any way limiting Lender’s other rights and remedies under this Deed of Trust, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Environmental Condition on the Property following receipt of any notice from any person or entity asserting the existence of any Environmental Condition pertaining to the Property or any part thereof which if true, could result in an order, suit, imposition of a lien on the Property, or other action and/or which, in Lender’s sole opinion, could jeopardize Lender’s security under this Deed of Trust.  All costs and expenses paid or incurred by Lender in the exercise of any such rights shall be Indebtedness secured by this Deed of Trust and shall be payable by Grantor upon demand.

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SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

9.07 NO WAIVER.  Notwithstanding any provision in this Article IX or elsewhere in this Deed of Trust, or any rights or remedies granted by this Deed of Trust, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to or available to Lender under the ‘security interest exception’ set forth in 40 C.F.R. § 300.1100.  No action taken by Lender pursuant to this Deed of Trust or any other Loan Document shall be deemed or construed to be a waiver or relinquishment of any rights or benefits under the “secured creditor exemption” or “secured party exemption” under CERCLA.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.01 RELEASE.  Upon payment of all sums and the performance of all obligations secured by this Deed of Trust, Lender shall release this Deed of Trust.  Grantor shall pay Lender’s reasonable costs incurred in releasing this Deed of Trust.

10.02 GRANTOR AND LIEN NOT RELEASED.  From time to time, Lender may, at Lender’s option, without giving notice to or obtaining the consent of Grantor, Grantor’s successors or assigns or any junior lienholder or Guarantor, without liability on Lender’s part and notwithstanding the existence of an Event of Default, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept a renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the liens of this Deed of Trust any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Grantor to modify the rate of interest or period of amortization of the Note or change the amount of the installments payable thereunder.  Any actions taken by Lender pursuant to the terms of this Section shall not affect the obligation of Grantor or Grantor’s successors or assigns to pay the sums secured by this Deed of Trust and to observe the covenants of Grantor contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the Indebtedness or any part thereof, and shall not affect the liens or priority of liens of this Deed of Trust on the Property.  Grantor shall pay Lender a reasonable charge, together with such title insurance premiums and attorneys’ fees as may be incurred at Lender’s option, for any such action if taken at Grantor’s request.

10.03 POWER OF ATTORNEY.  Grantor hereby irrevocably appoints Lender as Grantor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time following the occurrence and during the continuation of an Event of Default in Lender’s reasonable discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to enforce the rights of Lender with respect to the Property.

10.04 NOTICE.  All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee.  Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving notice to the other party in the manner set forth herein.

10.05 SUCCESSORS AND ASSIGNS BOUND.  The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Grantor.

10.06 JOINT AND SEVERAL LIABILITY.  All covenants and agreements of Grantor (if more than one) shall be joint and several.

DEED OF TRUST – PAGE 18
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

10.07 AGENTS.  In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

10.08 GOVERNING LAW.  THIS DEED OF TRUST SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS.

10.09 SEVERABILITY.  In the event that any provision of this Deed of Trust or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Deed of Trust and the Note are declared to be severable.

10.10 USURY DISCLAIMER.  The term “Maximum Lawful Rate” means the maximum rate of interest and the term Maximum Lawful Amount means the maximum amount of interest that is permissible under applicable state or federal law for the type of loan evidenced by the Note and the other Loan Documents.  Lender does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Lender and Grantor agree that all amounts of interest, whenever contracted for, charged or received by Lender, with respect to the loan of money evidenced by the Note or with respect to any other amount payable under this Deed of Trust or any of the other Loan Documents, shall be spread, prorated or allocated over the full period of time the Note is unpaid, including the period of any renewal or extension of the Note.  If demand for payment of the Note is made by Lender prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that the Note thereafter remains unpaid for the purpose of determining if such Interest exceeds the Maximum Lawful Amount.  At maturity (including maturity due to Lender’s acceleration of the Note) or on earlier final payment of the Note, Lender shall compute the total amount of interest that has been contracted for, charged or received by Lender or payable by Grantor under the Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by Lender.  If such computation reflects that the total amount of interest that has been contracted for, charged or received by Lender or payable by Grantor exceeds the Maximum Lawful Amount, then Lender shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Grantor.  This provision concerning the crediting or refund or excess Interest shall control and take precedence over other agreements between Grantor and Lender so that under no circumstances shall the total interest contracted for, charged or received by Lender exceed the Maximum Lawful Amount.

10.11 PARTIAL INVALIDITY.  In the event any portion of the sums intended to be secured by this Deed of Trust cannot be lawfully secured hereby, payments in reduction of such sums shall be applied first to those portions not secured hereby.

10.12 CAPTIONS.  The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret or define the terms and provisions of this Deed of Trust.

10.13 DEFINITIONS.  Capitalized terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Texas Business & Commerce Code (the “Code”).  All references to dollar amounts shall mean amounts in lawful money of the United States of America.

10.14 WAIVER OF JURY TRIAL.  GRANTOR AND LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS DEED OF TRUST OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ANY RELATED DOCUMENT OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS DEED OF TRUST ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

DEED OF TRUST – PAGE 19
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

10.15 PATRIOT ACT NOTICE.  LENDER HEREBY NOTIFIES GRANTOR AND EACH GUARANTOR THAT PURSUANT TO THE REQUIREMENTS OF THE USA PATRIOT ACT, 31 U.S.C. § 5318 (THE “ACT”), IT IS REQUIRED TO OBTAIN, VERIFY AND RECORD INFORMATION THAT IDENTIFIES GRANTOR AND EACH GUARANTOR, WHICH INFORMATION INCLUDES THE NAME AND ADDRESS OF GRANTOR AND EACH GUARANTOR AND OTHER INFORMATION THAT WILL ALLOW SUCH LENDER TO IDENTIFY GRANTOR AND EACH GUARANTOR IN ACCORDANCE WITH THE ACT.

10.16 FACT ACT CERTIFICATION.  Grantor hereby acknowledges that Lender may report information about the Indebtedness of Grantor to credit bureaus.  Late payments, missed payments or other defaults on the Indebtedness may be reflected in Grantor’s credit report.

10.17 INCORPORATION OF NOTICE OF FINAL AGREEMENT.  It is the intention of Grantor, Guarantor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time).  Grantor, Guarantor and Lender warrant and represent that the entire agreement made and existing by or among Grantor, Guarantor and Lender with respect to the Indebtedness is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, Grantor, Guarantor and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

NOTICE OF INDEMNIFICATION

GRANTOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS DEED OF TRUST CONTAINS CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTIONS 4.07 AND 9.05 HEREOF) WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY GRANTOR OF LENDER FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LENDER’S OWN NEGLIGENCE.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

 DEED OF TRUST – PAGE 20
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

EXECUTED as of the date of the acknowledgement below, but to be effective as of the date first written above.

GRANTOR:

LAZARUS TEXAS REFINERY I, LLC

By:           LAZARUS ENERGY HOLDINGS LLC
Its:           Sole Member

By:           CARROLL & COMPANY FINANCIAL HOLDINGS, LP
Its:           Sole Member

By:           LAZARUS CAPITAL, LLC
Its:           General Partner

By:           /s/ JONATHAN P. CARROLL
Name:         Jonathan P. Carroll
Title:           Sole Member

STATE OF TEXAS                                                                §
COUNTY OF                                HARRIS                      §

This instrument was acknowledged before me on May 1st, 2014, by Jonathan P. Carroll, Sole Member of LAZARUS CAPITAL, LLC, a Texas limited liability company, general partner of CARROLL & COMPANY FINANCIAL HOLDINGS, LP, a Texas limited partnership, sole member of LAZARUS ENERGY HOLDINGS LLC, a Delaware limited liability company, sole member of LAZARUS TEXAS REFINERY I, LLC, a Delaware limited liability company, on behalf of said entities.

[SEAL]                                                                   /s/ JENNIFER M. HARVEY
Notary Public, State of Texas

DOCUMENT PREPARED BY:

Steven S. Camp
Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, Texas  75201-4761

DEED OF TRUST – PAGE 21
SOVEREIGN BANK – LAZARUS REFINING & MARKETING, LLC

EXHIBIT A

LEGAL DESCRIPTION